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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  July 22, 2004
               --------------------------------------------------
                Date of report (Date of earliest event reported)


                       Hutchinson Technology Incorporated
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


        Minnesota                      0-14709                   41-0901840
--------------------------    --------------------------    --------------------
 (State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)



    40 West Highland Park Drive N.E.
          Hutchinson, Minnesota                                55350
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 (Address of Principal Executive Offices)                    (Zip Code)


                                 (320) 587-3797
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              (Registrant's Telephone Number, Including Area Code)


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Item 7. Financial Statements and Exhibits.
        ----------------------------------

     (c) Exhibit
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         99  Press Release dated July 22, 2004.


Item 12. Results of Operations and Financial Condition.
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     On July 22, 2004, Hutchinson Technology Incorporated (the "Company") issued a press release, which is furnished as Exhibit 99 hereto.

     The press release includes presentations of non-GAAP financial information concerning (i) net income excluding a tax benefit resulting from a reversal of certain reserves related to the future tax benefits of net operating loss (NOL) carryforwards, and (ii) net income per share excluding this tax benefit. For each non-GAAP measure, the news release also provides the most directly comparable GAAP measure and a reconciliation of the non-GAAP measure to the GAAP measure. Management believes that the non-GAAP measures provide useful information to investors regarding the Company's results of operations and financial condition because they eliminate an unusual benefit to earnings and facilitate a more meaningful comparison and understanding of the Company's operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HUTCHINSON TECHNOLOGY INCORPORATED


                                      /s/ John A. Ingleman
Date:  July 22, 2004                  ------------------------------------------
                                      John A. Ingleman
                                      Vice President and Chief Financial Officer


                                       3
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                                  EXHIBIT INDEX

No.   Description                                             Manner of Filing
---   -----------                                             ----------------

99    Press Release dated July 22, 2004.....................Filed Electronically